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                                                                      EXHIBIT 23


                               Stegman & Company
                         Certified Public Accountants
                                   Suite 200
                              405 East Joppa Road
                          Baltimore, Maryland  21286
                                (410) 823-8000



                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Sandy Spring Bancorp, Inc.

  We hereby consent to the incorporation by reference in the prospectuses included in Registration Statements No. 33-29316, 33-48453 (including Registration Statement on Form S-8 and Post Effective Amendment No. 2 to Form S-8 with respect to Registration Statements No. 33-29316 and 33-48453 ),33-35319, 33-56692, 333-11049, each on Form S-8, and Registration Statements No. 33-57182 and 333-39139 on Form S-3, and in the Annual Report on Form 10-K of Sandy Spring Bancorp, Inc. for the year ended December 31, 1998, of our report dated January 29, 1999, relating to the consolidated financial statements of Sandy Spring Bancorp, Inc. and Subsidiaries.


                                                 /s/ Stegman & Company
                                                  Stegman & Company


Baltimore, Maryland
March 18, 1999